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                                                         EXHIBIT 10.09


                          CADENCE DESIGN SYSTEMS, INC.
                        1994 DEFERRED COMPENSATION PLAN

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                               TABLE OF CONTENTS



Plan Provisions                                                      Page
---------------                                                      ----
Section 1 -    Definitions                                              1

Section 2 -    Eligibility                                              4

Section 3 -    Deferred Compensation                                    4

Section 4 -    Designation of Beneficiary                              10

Section 5 -    Change in Control                                       11

Section 6 -    Trust Provisions                                        12

Section 7 -    Amendment and Termination                               12

Section 8 -    Administration                                          13

Section 9 -    General and Miscellaneous                               13

Appendices
----------

Appendix 1 -  Acknowledgment                                           15

Appendix 2 -  Distribution Election                                    16

Appendix 3 -  Election of Deferral                                     17

Appendix 4 -  Beneficiary Designation                                  18

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                          CADENCE DESIGN SYSTEMS, INC.
                        1994 DEFERRED COMPENSATION PLAN


Cadence Design Systems, Inc., a Delaware Corporation (referred to hereafter as the "Employer") hereby establishes an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated executives.

                                    RECITALS

WHEREAS, those employees and consultants identified by the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 8 hereof (hereinafter referred to as the "Committee") as eligible to participate in this Plan (each of whom are referred to hereafter as the "Employee" or collectively as the "Employees") are employed by Employer; and

WHEREAS, Employer desires to adopt an unfunded deferred compensation plan and the Employees desire the Employer to pay certain deferred compensation and/or related benefits to or for the benefit of Employees, or a designated Beneficiary, or both;

NOW, THEREFORE, the Employer hereby establishes this deferred compensation plan.


                                   SECTION 1
                                  DEFINITIONS

       1.1 "Account" shall mean the separate account(s) established under this Plan and the Trust for each participating Employee. Employer shall furnish each participant with a statement of his or her account balance at least annually.

       1.2 "Beneficiary" shall mean the Beneficiary designated by the Employee to receive Employee's deferred compensation benefits in the event of his or her death.

       1.3       "Change in Control" shall have the meaning set forth in
Section 5.1 of the Plan.

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       1.4       "Code" shall mean the Internal Revenue Code of 1986, as
amended from time to time, and the rules and regulations promulgated thereunder.

       1.5 "Committee" shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 8 hereof.

       1.6 "Compensation" shall mean the base salary and cash bonuses described in Section 3.3.

       1.7 "Effective Date" shall mean October 1, 1994, unless otherwise specified by the Employer in a corporate resolution approving and adopting this Plan.

       1.8 "Eligible Compensation" shall mean projected annual compensation from the Employer, determined on an annual basis by the Employer at or before the beginning of the Plan Year, which may consist of salary, bonus, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Section 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.

       1.9 "Employee" shall mean each employee of Employer who (a) is a U.S. citizen or is a lawful permanent resident of the U.S., within the meaning of Code Section 7701(b)(1)(A)(i), (b) earns solely U.S. source income from Employer, and (c) is exclusively on Employer's U.S. payroll system; references to Employee herein shall include references to an Employee's Beneficiary where the context so requires.

       1.10 "Employer" shall mean Cadence Design Systems, Inc., a Delaware Corporation, and any successor organization thereto, and including subsidiaries.

       1.11 "Employer Contributions" shall mean the Employer's discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.

       1.12 "Hardship" shall have the meaning set forth in Section 3.5 of the Plan.




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       1.13      "Plan Year" shall mean the  year beginning each January 1 and ending December 31; notwithstanding the foregoing, the initial Plan Year shall mean the period beginning with the Effective Date and ending on December 31, 1994.

       1.14 "Plan" shall mean the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan.

       1.15 "Permanent Disability" shall mean that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Employer's Long Term Disability Plan. An Employee will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Employer, in its sole discretion.

       1.16 "Trust" or "Trust Agreement" shall mean the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan Rabbi Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.

       1.17 "Trust Fund" shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

       1.18 "Trustee" shall mean the designated Trustee acting at any time under the Trust.




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                                   SECTION 2
                                  ELIGIBILITY

       2.1 Eligibility. Eligibility to participate in the Plan shall be limited to Employees of the Employer who (a) have Eligible Compensation of at least $150,000 for the Plan Year, (b) are classified as officers, vice-presidents, directors, or an equivalent title, and (c) have been selected by the Committee to participate in the Plan. The Committee shall designate Employees who shall be covered by this Plan in a separate Acknowledgment (in the form attached hereto as Appendix 1) for each such Employee. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Employee and delivered to the Employer, provided that deferral of compensation under the Plan shall not commence until the Employee has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in the Acknowledgment should be construed to require any contributions to the Plan on behalf of the Employee by Employer.

                                   SECTION 3
                             DEFERRED COMPENSATION

       3.1 Deferred Compensation. (a) Each participating Employee may elect, in accordance with Section 3.3 of this Plan, to defer annually the receipt of a portion of the Compensation for active service otherwise payable to him or her by Employer during each year or portion of a year that the Employee shall be employed by the Employer. Any Compensation deferred by Employee pursuant to Section 3.3 shall be recorded by the Employer in an Account, maintained in the name of the Employee, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each Plan Year under the Plan, together with earnings thereon credited in accordance with Section 3.7. The amount or percentage of Compensation that Employee elects to defer under Section 3.3 will remain constant for the year of the election and should not be subject to change during such year; each such election or discontinuance of election will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Employer by the Employee in accordance with Section 3.3 of the Plan. All deferrals pursuant to this Section 3.1 shall be fully vested at all times. Deferral elections shall be subject to a minimum dollar and maximum percentage amounts as follows: (i) the minimum annual deferral amount is $5,000 which shall be withheld from the employee's





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



"base salary", and (ii) the maximum deferral percentage amount is 80% of the Employee's "base salary" and 100% of the Employee's "cash bonus". For purposes of this Section and Appendix 3 hereto, "base salary" means an Employee's regular annual compensation for a Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 plans of the Employer and other special compensation. For purposes of this Section and Appendix 3 hereto, "cash bonus" shall mean amounts (if any) awarded under the bonus policies maintained by the Employer and any commissions earned on sales.

       (b) Employer shall not be obligated to make any other contribution to the Plan on behalf of any Employee at any time. Employer may make Employer Contributions to the Plan on behalf of one or more Employees. Employer Contributions, if any, made to Accounts of Employees shall be determined in the sole and absolute discretion of the Employer, and may be made without regard to whether the Employee to whose Account such contribution is credited has made, or is making, contributions pursuant to Section 3.1(a). The Employer shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and Employer shall have sole and absolute discretion as to the allocation of Employer Contributions among participating Employee Accounts. The use of any particular formula or basis for making an Employer Contribution in one year shall not bind or obligate the Employer to use such formula or basis in any other year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Employer in its sole and absolute discretion.

       (c) Amounts deferred under the Plan shall be calculated and withheld from the Employee's base salary and/or cash bonus after such compensation has been reduced to reflect salary reduction contributions to the Employer's Code Section 125 (cafeteria) and Code Section 401(k) (savings) plans, but before any reductions for contributions to the Code Section 423 (employee stock purchase) plan.

       3.2 Payment Of Account Balances. (a) The Employee shall elect whether he or she will receive distribution of his or her entire Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of employment of Employee with Employer, (iv) upon the earlier to occur of (A) termination of employment of Employee with Employer or (B) passage of a specified number




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



of years, or (v) upon the later to occur of (A) termination of employment of Employee with Employer or (B) passage of a specified number of years, as elected by Employee in accordance with the form attached hereto as Appendix 2. A designation of the date of distribution shall be required as a condition of participation under this Plan. The Employee shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of five or ten years, pursuant to the provisions of
Section 3.2(e). A separate election form regarding the timing and form of distribution shall be required of the Employee for each year of participation in the Plan. These elections shall be made in accordance with Section 3.4 of this Plan.

       (b) Distributions shall be made to the maximum extent allowable under the election made by Employee, except that no distribution shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other "applicable employee remuneration" (as defined in Code Section 162(m)(4)), would cause any remuneration received by the Employee to be nondeductible by the Employer under Code Section 162(m)(1). The portion of any distributable amount that is not distributed by operation of this Section 3.2(b) shall be distributed in subsequent years in the manner elected by the Employee until the Employee's Account has been fully liquidated. For Employees who have elected to receive payment in a lump sum or over five or ten years, the commencement date of the lump sum payment or the five- or ten-year period (whichever is applicable) shall be automatically extended, when necessary to satisfy the requirements of this subsection, for one-year periods until all Account balances have been distributed in the manner elected by the Employee.

       (c) Upon termination of Employee's employment with Employer by reason of death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), Employee or Employee's designated Beneficiary will be entitled to receive all amounts credited to the Account of Employee as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Upon termination of Employee's employment with Employer by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employer may, in the sole discretion of the Committee, distribute to Employee or Employee's designated Beneficiary all amounts credited to the Employee's Account as of the date of such termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable, pursuant to the provisions of Section 3.2(e).

       (d) Upon the death of Employee prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment with Employer), the balance of his or her Account on the date of death shall be payable to Employee's designated Beneficiary pursuant to Section 3.2(e).

       (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to Employee's Account, in a lump sum, or in monthly installments over a period of five (5) years or ten (10) years as Employee shall designate. A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a). Subsequent installments, if any, shall be made on the first day of each month following the first installment as determined by Employer. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Employee's distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Employee's distribution election shall be in the form attached hereto as Appendix 2.

       3.3 Election To Defer Compensation. Each election of an Employee to defer compensation as provided in Section 3.1 of this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the compensation to be deferred is otherwise payable to Employee; provided, however, that an Employee who is hired or promoted during a Plan Year to a position of eligibility for participation in the Plan shall have twenty (20) days from the date of such hiring or promotion in which to submit the required election documents for the then-current Plan Year. For the Plan Year beginning October 1, 1994 only, each Employee shall have until October 30 , 1994, in which to make an election for that Plan Year. Any deferral election made by Employee shall be irrevocable with respect to any Compensation covered by such election, including Compensation payable in the Plan Year in which the election





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



suspending or modifying the prior deferral election is delivered to Employer. The Employer shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of cash bonus specified to be deferred at the time or times such bonus is or otherwise would be paid to the Employee. The election to defer compensation shall be in the form attached as Appendix 3.

       3.4 Distribution Election. Each distribution election of an Employee as provided in Section 3.2 of this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the distribution election is to apply; provided, however, that an Employee who is hired or promoted during a Plan Year to a position of eligibility for participation in the Plan shall have twenty (20) days from the date of such hiring or promotion in which to submit the required election documents for the then-current Plan Year. For the Plan Year beginning October 1, 1994 only, each Employee shall have until October 30 , 1994, in which to make a distribution election for that Plan Year. Any distribution election made by Employee shall be irrevocable with respect to any Compensation covered by such election. Employee's distribution election shall be in the form attached hereto as Appendix 2.

       3.5 Payment Upon Change in Control. Notwithstanding any other provisions of this Plan, the aggregate balances credited to and held in the Employees' Accounts shall be distributed to Employees in a lump sum within thirty (30) days of a Change in Control, as defined in Section 5.1.

       3.6 Hardship. (a) An Employee may apply for distributions from his or her Account to the extent that the Employee demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship. For purposes of this Section 3.6, a distribution is made on account of Hardship only if the distribution is made on account of an unforeseeable immediate and heavy financial need of the Employee and is necessary to satisfy that financial need. Whether an Employee has an immediate and heavy financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall include, but not be limited to: the need to pay funeral expenses of a family member; the need to pay expenses for medical care for Employee, the Employee's spouse or any dependent of Employee; or payments necessary to prevent the eviction of Employee from Employee's





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



principal residence or foreclosure on the mortgage on that residence. A Hardship distribution shall not exceed the amount required to relieve the financial need of the Employee, nor shall a Hardship distribution be made if the need may be satisfied from other resources reasonably available to the Employee. For purposes of this paragraph, an Employee's resources shall be deemed to include those assets of the Employee's spouse and minor children that are reasonably available to the Employee. Prior to approving a Hardship distribution, Employer shall require the Employee to certify in writing that the Employee's financial need cannot reasonably be relieved:

        (i)     through reimbursement or compensation by insurance or otherwise;

        (ii)    by cessation of elective contributions under the Plan; or

        (iii) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

       (b) Any Employee receiving a Hardship distribution under this section shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new Election of Deferral must be submitted to the Employer as a condition of participation in the Plan.

       3.7 Employee's Rights Unsecured. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.





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



       3.8 Investment of Contribution. (a) The investment options available to each Employee shall be determined by the Employer and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Each Employee shall have the sole and exclusive right to direct the Trustee as to the investment of his or her Accounts in accordance with policies and procedures implemented by the Trustee. Employer shall not be liable for any investment decision made by any Employee while such funds are held by the Trustee.

       (b) Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Employee and made by the Trustee, until the Account has been fully distributed to the Employee or to the Employee's designated Beneficiary.

       (c) Notwithstanding in this Section 3.8 to the contrary, the Committee may determine not to take account of Employee's designated investments and determine to have the Employee's Account invested in any other manner as the Committee shall determine.


                                   SECTION 4
                           DESIGNATION OF BENEFICIARY

       4.1 Designation of Beneficiary. Employee may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by Employee via written notice thereof to Employer at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Employer at any time and from time to time prior to Employee's death. If Employee is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Employee's spouse and Employee may designate a Beneficiary or Beneficiaries to receive only the Employee's one-half interest. If Employee shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form attached hereto in Appendix 4.

                                   SECTION 5
                               CHANGE IN CONTROL

         5.1 Change in Control. For purposes of this Trust, a "Change of Control" means the happening of any of the following:

                 (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended ("Exchange Act") (other than the Employer, a Subsidiary or an Employer employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities, where such person's beneficial ownership of the Employer's securities was not initiated by the Employer or approved by the Employer's Board of Directors; or

                 (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Employer or the merger of the Employer with or into another corporation, where such merger was not initiated by the Employer and in which Employer is not the surviving entity; or

                 (iii) A change in the composition of the Board of Directors of the Employer, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Employer as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Employer with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Employer); or

                 (iv)  Any liquidation or dissolution of the Employer.


                                    SECTION 6

                                TRUST PROVISIONS

       6.1 Trust Agreement. The Employer may establish the Trust for the purpose of retaining assets set aside by Employer pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Employer's general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Employer's liability to Employees under the Plan. No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Employer in the event the Employer is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Employees shall have no greater rights than general creditors of the Employer.


                                   SECTION 7
                           AMENDMENT AND TERMINATION

       7.1 Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employees, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Employee without the Employee's written approval.



                                   SECTION 8
                                 ADMINISTRATION

       8.1 Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or





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



decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

       8.2 Liability of Committee; Indemnification. To the maximum extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct. The Committee may employ legal counsel, consultants, actuaries and agents as they may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall provide for the keeping of detailed written minutes of its actions hereunder which shall be reviewed by the legal counsel or the consultant engaged by the Committee prior to their finalization.

       8.3 Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, shall be borne by Employer. The expenses of administering the Plan shall be borne by the Trust; provided, however, that Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of Employer associated with the investment of assets by the Trust.


                                   SECTION 9
                           GENERAL AND MISCELLANEOUS

       9.1 Rights Against Employer. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Employee or to any person whomsoever, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or shareholders, or as giving to any Employee or Beneficiary any equity or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employment of the Employer. Neither this plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees.

       9.2 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

       9.3 Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

       9.4 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

       9.5 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Delaware unless superseded by federal law.

       9.6 Payment Due to Incompetence. If the Committee receives evidence that an Employee or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer's obligations under this Plan.





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



       9.7 Taxes. The Employer may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

       9.8 Attorney's Fees. Employer shall pay the reasonable attorney's fees incurred by any Employee in an action brought against Employer to enforce Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Employee prevails in such action.

       9.9 Plan Binding on Successors/Assignees. This Plan shall be binding upon and inure to the benefit of the Employer and its successor and assigns and the Employee and the Employee's designee and estate.





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



                                   APPENDIX 1

                                 ACKNOWLEDGMENT

The undersigned Employee hereby acknowledges that Employer has selected him or her as a participant in the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Employee in conjunction with executing this Acknowledgment. Employee acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. Employee also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan. Employee understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by Employee and returned to Employer.




          Dated:             ____________________________________________

          Signed:            ____________________________________________
                             Employee



          Dated:             ___________________________________________

                             CADENCE DESIGN SYSTEMS, INC.


          Signed:            ___________________________________________
                             [Officer]

                                   APPENDIX 2

                             DISTRIBUTION ELECTION

Pursuant to Section 3.3 of the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan (the "Plan"), I hereby elect to have all amounts credited to my Account during the period of my participation in the Plan, together with any earnings credited thereon, distributed to me on the terms elected below:

I elect to have any distribution of my Account paid to me:

          _______      upon reaching age:  _____
          _______      upon the passage of ______ years
          _______      upon termination of employment
          _______      upon the earlier to occur of termination of employment or
                       passage of _____ years
          _______      upon the later to occur of termination of employment or
                       passage of _____ years


I elect to have any distribution of my Account paid to me in:

          _______      A lump sum

          _______ Sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the account.

          _______ One hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the account.

This election shall take effect for amounts deferred by me with respect to the Plan Year beginning ________________. The distribution of amounts from my Account pursuant to this election is subject to all of the terms and conditions of the Plan and of the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan Trust Agreement, a copy of which I have been given by the Employer, and which I have read and understood.


          Dated:       ______________________________________

           Signed:      ______________________________________

                                   APPENDIX 3

                              ELECTION OF DEFERRAL


I understand that, under Section 3.1 of the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan (the "Plan"), the minimum annual deferral amount is $5,000 of base salary and the maximum annual deferral amount is 80% of "base salary" and 100% of "cash bonus" for the Plan Year in question. I elect, pursuant to Section 3.1 of the Plan, to make the following deferral(s) with respect to compensation earned during the Plan Year beginning October 1, 1994 and ending December 31, 1994:

          _____% of base salary (but not to exceed eighty percent (80%)), payable to me by Employer [minimum = $5,000], or

          $______ of base salary payable to me by Employer (but not to exceed eighty percent (80%)) [minimum = $5,000],

                      and

          _____%      of any cash bonus payable to me by Employer, or

          $______     of any cash bonus payable to me by Employer, or

                      all of any cash bonus payable to me by Employer except for $______


This election shall take effect for the Plan Year beginning October 1, 1994.
It may be terminated or modified by me only with written notice. The election shall remain in effect for each successive Plan Year until a termination, modification or subsequent election is submitted. The deferral of compensation hereby elected is subject to all of the terms and conditions of the Plan and of the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan Trust Agreement, a copy of which I have been given by the Employer, and which I have read and understood.


          Dated:       ______________________________________

          Signed:      ______________________________________

                                   APPENDIX 4

                            BENEFICIARY DESIGNATION


In the event I should die prior to the receipt of all money accrued to my credit under this election, I elect to have the balance paid to the following named individual(s) in the following percentages(s):

Complete A if you are a resident of a community property state. Complete B if the state in which you reside is not a community property state.

A.         50%             to my spouse ____________________________

         ____%             _________________________________________


         ____%             _________________________________________



B.       ____%             _________________________________________

         ____%             _________________________________________

         ____%             _________________________________________





          Dated:             ____________________________________________

          Signed:            ____________________________________________